 EXHIBIT 16.1

SRCO Professional Corporation Chartered Professional Accountants Licensed Public Accountants Park Place Corporate Centre 15 Wertheim Court, Suite 409 Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca

April 18, 2019

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: flooidCX Corp. (formerly Gripevine Inc.)

We have read the statements of flooidCX Corp. (formerly Gripevine Inc.) included under Item 4.01 of its Current Report on Form 8-K dated April 18, 2019, and agree with such statements as they pertain to our firm.

Yours very truly, /s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practise public accounting by the Chartered Professional Accountants of Ontario